UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                            _______________________

                                  FORM 8-A/A

                                AMENDMENT NO. 5

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

             PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES

                             EXCHANGE ACT OF 1934

                              CB BANCSHARES, INC.
   ________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)

                 Hawaii                                 99-0197163
  ______________________________________      ________________________________
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

          201 Merchant Street
            Honolulu, Hawaii                            96813
  ______________________________________    ________________________________
 (Address of Principal Executive Offices)              (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this
form relates:   N/A

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

   Title of Each Class                Name of Each Exchange on Which
   to be so Registered                Each Class is to be Registered
  ____________________                ______________________________
           N/A                                    N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock Purchase Rights
                _____________________________________________
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT



This Form 8-A/A amends and supplements the Form 8-A filed by CB Bancshares, Inc. (the "Company") on April 24, 1989, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 filed by the Company on July 11, 1989, August 28, 1990, March 25, 1998, and May 30, 2003, respectively (the "Form 8-A").


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A is amended and supplemented by adding the following:

                  On July 23, 2003, the Company and City Bank, as Rights Agent, pursuant to resolutions adopted by the Company's Board of Directors, amended ("Amendment No. 6") the Company's rights agreement, dated as of March 16, 1989, as amended (the "1989 Rights Agreement"), so that the rights associated with the 1989 Rights Agreement will be exercisable only if a person or group acquires beneficial ownership of 20% or more of the Company's common stock prior to the close of business on August 4, 2003, or commences a tender or exchange offer on or prior to July 23, 2003, which, if completed, would result in such person or group beneficially owning 30% or more of the Company's common stock.

                  The foregoing description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 6.

ITEM 2.  EXHIBITS

         4.7 Amendment No. 6 to Rights Agreement, dated as of July 23, 2003, incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K, filed July 24, 2003




                                   SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CB BANCSHARES, INC.


                                        By: /s/ Dean K. Hirata
                                            -----------------------------------
                                        Name:   Dean K. Hirata
                                        Title:  Senior Vice President and
                                                Chief Financial Officer
                                                (principal financial officer)


Date: July 24, 2003